CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Patrick Henry, President and Chief Executive Officer of Entropic Communications, Inc. (the “Company”), and David Lyle, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
1. The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, to which this Certification is attached as Exhibit 32 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned have set their hands hereto as of August 8, 2013.

/s/ Patrick Henry	/s/ David Lyle
Patrick Henry President and Chief Executive Officer	David Lyle Chief Financial Officer

* This certification accompanies the Report to which it relates, is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, except to the extent that the Company specifically incorporates this certification by reference therein.